Vertex Energy Inc. 8-K

 Exhibit 10.1

AMENDMENT NO. 3 TO

SUPPLY AND OFFTAKE AGREEMENT

This AMENDMENT NO. 3 TO SUPPLY AND OFFTAKE AGREEMENT (this “Amendment”) is made and entered effective as of December 8, 2023, by and between VERTEX REFINING ALABAMA LLC (“Vertex” or “Company”) and MACQUARIE ENERGY NORTH AMERICA TRADING INC. (“Macquarie”).

RECITALS

WHEREAS, Vertex and Macquarie are parties to that certain Supply and Offtake Agreement dated April 1, 2022, as amended to date (together with all annexes, schedules and exhibits thereto, and as further amended from time to time, the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement as set forth in more detail herein.

NOW THEREFORE, the parties hereto hereby agree as follows:

AGREEMENT

Section 1. Defined Terms. Capitalized terms used but not defined in this Amendment have the meaning given to them in the Agreement.

Section 2. Amendments to Agreement. The Agreement is hereby amended as follows:

(a)	Section 1.1 –Definitions –is hereby amended in part as follows:

(i)	The definition of “Center Point Operator” is deleted in its entirety and replaced with the following new definition:

“Center Point Operator” means Center Point Terminal Chickasaw, LLC, or such other successor that operates the Center Point Storage Facilities.

(ii)	The definition of “Center Point Storage Rights Agreement” is deleted in its entirety and replaced with the following new definition:

“Center Point Storage Rights Agreement” means the sub-lease agreement entered into between the Company and Macquarie in respect of Tank 21 at the Center Point Storage Facilities on or prior to the Center Point Inclusion Date.

(iii)	The definition of “Center Point Terminalling Agreement” is deleted in its entirety and replaced with the following new definition:

“Center Point Terminalling Agreement” means the service agreement dated as of January 10, 2023, between the Center Point Operator and the Company as amended on each of March 9, 2023, April 24, 2023, and July 28, 2023, and as may be further amended from time to time.

(iv)	Schedule E, as in effect as of the date hereof (including as a result of any amendments or modifications prior to the date hereof effected pursuant to Section 31 of the Agreement) is hereby replaced in its entirety by the Schedule E attached hereto and incorporated herein.

(v)	Schedule F-12 (Center Point Chickasaw Daily Inventory Report), in substantially the form attached hereto, shall be added to the Agreement.

(vi)	Schedule I (Scheduling and Communications Protocol) is amended and replaced by Schedule I hereto.

(vii)	Schedule O (Included Storage Locations) is amended to include the following additional Included Storage Locations:

(9)

From and after the Center Point Inclusion Date, Tank 21 at the terminalling and storage facilities at the storage facility located at 200 Viaduct Road North, Chickasaw, Alabama 36611, regardless of whether owned and operated by Center Point Terminal Chickasaw, LLC.

Section 3. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Amendment may be executed via electronic, digital, or handwritten signature. For all purposes, a copy of this Amendment as executed shall have the same force and effect as an original thereof.

Section 4. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Agreement, as amended hereby.

Section 5. Severability. In case one or more provisions of this Amendment shall be invalid, illegal, or unenforceable in any respect under applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

Section 6. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

EXECUTED effective as of the date first above written.

MACQUARIE ENERGY NORTH AMERICA TRADING INC.

By:	/s/ Brian Houstoun
Name:	Brian Houstoun
Title:	Senior Managing Director

By:	/s/ Travis McCullough
Name:	Travis McCullough
Title:	Division Director

VERTEX REFINING ALABAMA LLC

By:	/s/ Chris Carlson
Name:	Chris Carlson
Title:	Chief Financial Officer

SCHEDULE O

FORM OF INCLUDED STORAGE LOCATIONS

(1)       Terminalling and storage at the Refinery owned and operated by Vertex Refining Alabama, LLC, except for all sulfur, LPGs and molecules within the processing units.

(2)       Internal pipe systems located at the Refinery in Saraland, Alabama owned and operated by Vertex Refining Alabama, LLC (the “Saraland Refinery”).

(3)       Terminalling and storage facility at Blakely Island owned and operated by Vertex Refining Alabama, LLC (the “Blakely Island Facility”).

(4)       Terminalling and storage facility at Plains Mobile Terminal located at 1871 Hess Road Mobile, AL 36610 (the “Plains Mobile Terminal Facility”), whether or not owned and operated by Plains Marketing, L.P.

(5)       Terminalling and storage facility at BWC Blakeley Terminal located at 1437 Cochrane Causeway Mobile, AL 36602 (the “BWC Blakeley Terminal Facility”), whether or not owned and operated by BWC Alabama LLC

(6)	In transit to and from the Saraland Refinery to the Blakely Island Facility.

(7)	In transit to and from the Saraland Refinery to the Plains Mobile Terminal Facility.

(8)	In transit to and from the Saraland Refinery to the Chickasaw Dock.

(9)       From and after the Center Point Inclusion Date, Tank 21 at the terminalling and storage facilities at the storage facility located at 200 Viaduct Road North, Chickasaw, Alabama 36611, regardless of whether owned and operated by Center Point Terminal Chickasaw, LLC.